Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-190622 on Form S-8 of our report dated March 28, 2014, relating to the consolidated financial statements of BioAmber Inc., which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s development stage status appearing in this Annual Report on Form 10-K of BioAmber Inc. for the year ended December 31, 2013.

/s/ Deloitte LLP1

Montreal, Canada

March 28, 2014

[1]	CPA auditor, CA, public accountancy permit No. A109522